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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): August 21, 2002



                            LYONDELL CHEMICAL COMPANY
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

         1-10145                                      95-4160558
(Commission File Number)                   (I.R.S. Employer Identification No.)



1221 McKinney Street, Suite 700, Houston, Texas                   77010
  (Address of principal executive offices)                      (Zip Code)


                                 (713) 652-7200
              (Registrant's telephone number, including area code)

                                Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)



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Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

          99.1  Press Release

Item 9. Regulation FD Disclosure.

On August 21, 2002, the shareholders of Lyondell Chemical Company ("Lyondell") approved (1) the amendment and restatement of Lyondell's certificate of incorporation to create new Series B Common Stock and (2) the issuance to Occidental Chemical Holding Corporation ("OCHC"), a subsidiary of Occidental Petroleum Corporation ("Occidental"), of 34 million shares of Series B Common Stock, warrants to purchase 5 million shares of Lyondell's original common stock at a price of $25 per share and the right to receive a contingent payment having a value of up to $35 million (collectively, the "Securities"). Lyondell issued the Securities to OCHC on August 22, 2002 for $440 million in cash and used the proceeds of the issuance to purchase Occidental's 29.5% interest in Equistar Chemicals, LP. Lyondell now owns 70.5% of Equistar Chemicals, LP. Lyondell's press release regarding these events is attached as Exhibit 99.1 to this Current Report on Form 8-K.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         LYONDELL CHEMICAL COMPANY

                                         By:  /s/ Kerry A. Galvin
                                             -----------------------------------
                                         Kerry A. Galvin
                                         Senior Vice President, General Counsel,
                                         and Secretary

Date: August 22, 2002


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                                INDEX TO EXHIBITS

Exhibit
Number            Description
-------           -----------
99.1         Press Release